UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 13, 2013

Wells Real Estate Fund XI, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-25731	58-2250094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On or about September 13, 2013, Wells Real Estate Fund XI, L.P. (the “Registrant”) sent a letter to the financial representatives of the limited partners of the Registrant announcing (1) that the Registrant has begun the dissolution and liquidation process now that the Registrant's interest in its remaining joint venture, The Wells Fund XI-Fund XII-REIT Joint Venture ("Fund XI-XII-REIT Associates"), was sold on August 12, 2013 and (2) the anticipated distribution of net sale proceeds in November 2013 from the sale of certain properties previously owned by the Registrant as well as it's interest in Fund XI-XII-REIT Associates. A copy of the letter, which also includes a copy of the investor letter dated September 13, 2013, is attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Exhibit Title
99.1	Letter to Financial Representatives dated September 13, 2013
99.2	Letter to Investors dated September 13, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XI, L.P (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: September 13, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Letter to Financial Representatives dated September 13, 2013
99.2	Letter to Investors dated September 13, 2013

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